EXHIBIT 10.1

                IPALCO Enterprises, Inc.

                           and

           Indianapolis Power & Light Company






                    UNFUNDED DEFERRED

                    COMPENSATION PLAN


                           FOR

                        OFFICERS

                           AND

                        DIRECTORS





            As Amended and Restated January 1, 1999
              UNFUNDED DEFERRED COMPENSATION PLAN

                   FOR OFFICERS AND DIRECTORS


     RESOLVED, that effective January 1, 1999, there be and there hereby is adopted an amended and restated unfunded deferred

compensation plan ("Plan") for Officers and Directors of IPALCO

Enterprises, Inc. and Indianapolis Power & Light Company

(hereinafter collectively referred to as the "Company"), with respect to all or part of an Officer's base salary or bonus

earned under the Annual Incentive Plan, or a Director's retainer,

attendance and committee fees, the terms and conditions of which are as follows:

 (1) The Plan shall be unfunded so that the Company is under merely a contractual duty to make payments when due under

     the Plan.  The promise to pay shall not be represented by

     notes and shall not be secured in any way.  The Plan shall not be construed as an agreement, consideration or

     inducement of employment or as affecting in any manner the rights or obligations of the Company or of an Officer to

     continue or to terminate the employment relationship at any time.

 (2) On or before December 31 of any year an Officer or a

     Director may elect, by written notice to the Secretary of

     the Company, to defer receipt of all or a specified part of his or her base salary, bonus or fees.  Provided, however,

     that any election regarding bonus shall be made on or before

     December 31 before the calendar year on which the bonus is based.  For example, an election must be made on or before

     December 31, 1998 in order to defer the bonus awarded as a result of performance for calendar year 1999.  The deferral shall be for not less than one calendar year and must not

     extend beyond the year the Officer or Director reaches his or her 70th birthday.  The form for election is attached

     hereto, made a part hereof and marked Exhibit A.  A person elected as an Officer or elected to fill a vacancy on the

     Board and who was not an Officer or a Director on the

     preceding December 31, or whose term of office did not begin until after such date, may elect, before his or her term

     begins, to defer all or a specified part of his or her base salary, bonus or fees for the balance of the calendar year in which they are elected.

 (3) With regard to Officers, the amount deferred shall be

     withheld in substantially equal bi-weekly installments.

 (4) The Company shall maintain a deferred compensation account for each Officer and Director participating in the Plan with respect to deferred base salary, bonus or fees and credit

     the account with interest at the end of each month at the

     Current Interest Rate, as later defined.  Interest credited to the account will bear interest at the same rate.

 (5) Amounts deferred under paragraph (2) above, together with accumulated interest, shall, at the Officer's or Director's election, be distributed either in a one lump sum payment or in substantially equal annual installments over any period of from two to fifteen years.  The lump sum or first

     installment shall be payable on the date and in the year

     elected, or as soon as practicable after such date and with any additional installments being payable on the same day of each year thereafter.  Amounts held pending distribution

     pursuant to this item shall continue to accrue interest at the Current Interest Rate as defined herein.

(6)  An election under paragraphs (2) and (5) above as to the amount deferred and the timing of the payment of such deferred amount shall be made by the Officer or Director at the time the

     Officer or Director first elects to defer receipt of all or a portion of his or her base salary, bonus or fees.  A new election must be made for each calendar year.  A prior election regarding the timing of payment may be amended; provided that any amendment must be made before the December 31 which is at least two (2)

     years before the year in which the deferred amounts are to be paid.  For example, if a prior election requested deferred amounts be payable in the year 2003, any amendment to this election must be made by December 31, 2000.  Any election made by an Officer or a Director after any such December 31 will not be given effect by the Company.

     Notwithstanding the above provision allowing an amendment to the timing of payment, any amended election shall not be

     given effect and shall be null and void if: (a) the amended payment election would actually result (if given effect) in payments being made in a calendar year which is not at least

     2 calendar years before the calendar year in which, but for the election change, the payment of the deferred amount

     would have been paid, or (b) payments would have commenced,

     but for the change in election, within 2 full calendar years from the date that the amended payment election was made.

     For example, in connection with (a) above, an election was made to receive deferred payments in 2005.  On December 31,

     1998 that election is amended to receive payments on

     retirement.  That individual then retires in 1999 or 2000.

     The election is not valid since payments would then begin

     within 2 full calendar years of the change in election.  An example of (b) would be an election was made to receive

     payments on retirement.  On December 31, 1998 that election is amended to receive payments in 2003.  That individual

     then retires in 1999 or 2000.  The election is not valid

     since the payments would have commenced (but for the change in election) within 2 full calendar years of the change in election.

(7)  If a person becomes a director, proprietor, officer,

     partner, employee of, or otherwise becomes affiliated with,

     a business that is in competition with the Company, or if

     such person shall refuse a reasonable request of the Company to perform consulting services after retirement while

     receiving payments under the Plan, all deferred fees and

     interest remaining payable to such person shall be

     forfeited.

 (8)  (a)  Upon the death of an Officer or a Director, or a person who has ceased to be an Officer or a Director, all such deferred amounts and interest in his or her account shall be payable:

           (i)  to a beneficiary designated in writing by such

      Officer or Director; or

           (ii) to the estate of the Officer or Director in one

      lump sum within ninety (90) days following his or her

      death.

      (b)   When designating a beneficiary pursuant to paragraph

      8(a)(i) above, an Officer or a Director may elect payment to such beneficiary either:

           (i)  in one lump sum within ninety (90) days following the date of death; or

           (ii) in substantially equal annual installments over a two to fifteen year period.

     Payments may begin as soon as practicable after the date of death, or on such date in each year, beginning in the year after death, as elected by the Officer or Director.

     (c)  If a designated beneficiary has begun receiving installments under this paragraph (8), but dies before receiving the last installment, the balance in the deferred compensation account shall be paid:

          (i)  in one lump sum to such beneficiary's estate within ninety

               (90) days following his or her death;

          (ii) in one lump sum to a beneficiary named by the initial beneficiary within ninety (90) days following his or her death;

                 or

          (iii)  to a secondary beneficiary designated by the

                 Officer or Director prior to his or her death,

                 in accordance with the payment schedule elected

                 for the primary beneficiary.

     (d)  Amounts held by the Company pending distribution

     pursuant to this paragraph (8) shall continue to accrue

     interest at the Current Interest Rate.

(9)  The Officer or Director and his or her beneficiary, as

     determined pursuant to paragraph (8) above, shall not have any right to anticipate, alienate or assign any rights under this

     Plan, and any effort to do so shall be null and void.  The benefits payable under this Plan shall be exempt from the claims of creditors or other claimants and from all orders, decrees,

     levies and executions and any other legal process to the fullest extent permitted by law.

(10) The Compensation Committee of the Board of Directors of the

     Company shall be empowered to place the Plan in effect under such additional conditions and terms as shall not be inconsistent with the terms stated above and as shall not jeopardize the status of the Plan as a deferred compensation plan allowing an Officer or a

     Director of the Company not to include deferred amounts

     (including interest) in gross income under Federal income tax laws until the taxable year or years such amounts are actually paid.

(11) The term "Current Interest Rate" shall mean the rate in effect on the last day of each calendar month that is equal to

Indianapolis Power & Light Company's ("IPL's") cost of capital as determined by the Indiana Utility Regulatory Commission in IPL's

last general retail electric rate order, unless otherwise

determined by the Compensation Committee or the Board of

Directors.

(12) Upon the occurrence of an Acquisition of Control (as defined below) and notwithstanding anything contained in this Plan or in a deferral agreement entered into by the Company and the Officer or Director to the contrary, payment of any amounts deferred under this Plan shall be paid as soon as practicable after the

Acquisition of Control and in no event later than thirty (30)

calendar days following the Acquisition of Control.  For purposes of this Plan, an Acquisition of Control means:

     (A)  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities

          Exchange Act of 1934, as amended (the "Exchange Act")) (a

          "Person") of beneficial ownership (within the meaning of Rule 13d-

          3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (i) the then outstanding shares of common stock of

          IPALCO Enterprises, Inc. (the "Outstanding IPALCO Common Stock")

          or (ii) the combined voting power of the then outstanding voting securities of IPALCO Enterprises, Inc. entitled to vote generally in the election of directors (the "Outstanding IPALCO Voting

          Securities"); provided, however, that the following acquisitions shall not constitute an Acquisition of Control:  (a) any

          acquisition directly from IPALCO Enterprises, Inc. (excluding an acquisition by virtue of the exercise of a conversion privilege),

          (b) any acquisition by IPALCO Enterprises, Inc., (c) any

          acquisition by any employee benefit plan (or related trust)

          sponsored or maintained by IPALCO Enterprises, Inc., Indianapolis

          Power & Light Company or any corporation controlled by IPALCO

          Enterprises, Inc. or (iii) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if,

          following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection

          (C) of this paragraph (12) are satisfied;

     (B)  Individuals who, as of the date hereof, constitute the Board of Directors of IPALCO Enterprises, Inc. (the "Incumbent Board")

          cease for any reason to constitute at least a majority of the

          Board of Directors of IPALCO Enterprises, Inc.; provided,

          however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by

          IPALCO Enterprises, Inc.'s shareholders, was approved by a vote of at least a majority of the directors then comprising the

          Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

     (C)  Approval by the shareholders of IPALCO Enterprises, Inc. of a reorganization, merger or consolidation, in each case, unless,

          following such reorganization, merger or consolidation, (i) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such

          corporation entitled to vote generally in the election of

          directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding IPALCO

          Common Stock and Outstanding IPALCO Voting Securities immediately prior to such reorganization, merger or consolidation in

          substantially the same proportions as their ownership,

          immediately prior to such reorganization, merger or

          consolidation, of the Outstanding IPALCO Common Stock and

          Outstanding IPALCO Voting Securities, as the case may be, (ii) no

          Person (excluding IPALCO Enterprises, Inc., any employee benefit plan or related trust of IPALCO Enterprises, Inc., Indianapolis

          Power & Light Company or such corporation resulting from such reorganization, merger or consolidation and any Person

          beneficially owning, immediately prior to such reorganization,

          merger or consolidation, directly or indirectly, twenty percent

          (20%) or more of the Outstanding IPALCO Common Stock or

          Outstanding IPALCO Voting Securities, as the case may be),

          beneficially owns, directly or indirectly, twenty percent (20%)

          or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization,

          merger or consolidation or the combined voting power of then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the

          corporation resulting from such reorganization, merger or

          consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such

          reorganization, merger or consolidation;

     (D)  Approval by the shareholders of IPALCO Enterprises, Inc. of

          (i) a complete liquidation or dissolution of IPALCO Enterprises,

          Inc. or (ii) the sale or other disposition of all or

          substantially all of the assets of IPALCO Enterprises, Inc.,

          other than to a corporation, with respect to which following such sale or other disposition (a) more than sixty percent (60%) of,

          respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the

          Outstanding IPALCO Common Stock and Outstanding IPALCO Voting

          Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding

          IPALCO Common Stock and Outstanding IPALCO Voting Securities, as

          the case may be, (b) no Person (excluding IPALCO Enterprises,

          Inc. and any employee benefit plan or related trust of IPALCO

          Enterprises, Inc., Indianapolis Power & Light Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding IPALCO Common Stock or

          Outstanding IPALCO Voting Securities, as the case may be)

          beneficially owns, directly or indirectly, twenty percent (20%)

          or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of such

          corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of

          Directors providing for such sale or other disposition of assets of IPALCO Enterprises, Inc.; or

     (E)  The closing, as defined in the documents relating to, or as evidenced by a certificate of any state or federal governmental authority in connection with, a transaction approval of which by the shareholders of IPALCO Enterprises, Inc. would constitute an

          "acquisition of control" under subsection (C) or (D) of this paragraph (12).